SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 17, 2008

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 St. Mary Axe London, United Kingdom	EC3A 8EP
(Address of principal executive offices)	(Zip Code)

+44(0)8445862780
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Flex Fuels Inc. (the "Company") is filing this Form 8-K/A as Amendment No. 1 (the "Form 8-K") to its Current Report on Form 8-K that was filed with the United States Securities and Exchange Commission on July 16, 2008 (the "Original Form 8-K") solely for purposes of correcting an error in Item 8.01 Other Events of the Original Form 8-K and furnishing an exhibit as Item 9.01 Financial Statements and Exhibits, Exhibit 99.1 which is a copy of Jim Laird's letter rescinding his resignation from the Company's board of directors and is incorporated therein by reference.  Specifically, the date of the rescission was incorrectly stated as May 19, 2008 as opposed to the correct date of May 22, 2008.  The corrected Form 8-K incorporating Item 8.01 Other Items from the Original Form 8-K and including the exhibit in Item 9.01 Financial Statements and Exhibits is set forth below.

Item 8.01

On July 15, 2008, Thomas Barr, a director of Flex Fuels Energy, Inc. (the "Company") filed, without the authorization of the Board of Directors of the Company or its Chief Executive Officer a current report on Form 8-K stating that Mr. James W. Laird resigned from his position as a member of the Board of Director of the Company for personal reasons on May 16, 2008.  The unauthorized report on Form 8-K attaches as an exhibit a letter from Mr. Laird of that date submitting his resignation.

At the request of the Chairman of the Board and Chief Executive Officer of the Company, Mr. Laird rescinded his resignation and confirmed the rescission by letter dated May 22, 2008 (furnished as an exhibit hereto and incorporated herein by reference) and continues to serve as a director of the Company. Mr. Barr disputes the effectiveness of that rescission.

The Company is taking appropriate measures to prevent further unauthorized filings with the Securities and Exchange Commission and is considering appropriate disciplinary actions against Mr. Barr.

Item 9.01. Financial Statements and Exhibits.

Exhibits filed as part of this Report are as follows:

Exhibit 99.1	Resignation rescission letter of Jim Laird dated May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2008	By:	/s/ Brian Barrows
Name: Brian Barrows
Chief Executive Officer and Director

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